Exhibit 99.1

Certification Pursuant to 18 U.S.C. § 1350 (Section 906 of Sarbanes-Oxley Act of 2002)

CYNET, Inc.

In connection with the Quarterly Report of CYNET, Inc. (the “Company”) on Form 10-QSB for the period ending June 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Vincent W. Beale, Sr., Chairman of the Board and Chief Executive Officer of the Company, and Samuel C. Beale, Vice President, General Counsel and Chief Financial Officer of the Company, each hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)           The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 14, 2002

/s/	VINCENT W. BEALE, SR.	/s/	SAMUEL C. BEALE
Vincent W. Beale, Sr.		Samuel C. Beale
Chairman of the Board and Chief Executive Officer		Vice President, General Counsel and Chief Financial Officer